Exhibit 99.1

 TAL INTERNATIONAL GROUP, INC. REPORTS 2005 FOURTH QUARTER AND YEAR-END RESULTS

Purchase, New York, March 13, 2006 - TAL International Group, Inc. (NYSE: TAL), one of the world's largest lessors of intermodal freight containers, today reported results for the fourth quarter and twelve months ended December 31, 2005. TAL was acquired on November 4, 2004 from AEGON N.V. (the "Acquisition"). All results prior to the acquisition date are considered "Predecessor" activities.

Total revenues for the fourth quarter 2005 increased 3.0% to $79.4 million compared to $77.1 million in the fourth quarter of 2004 (1). EBITDA (2) increased 18.3% to $59.4 million for the quarter versus $50.2 million in the prior year period. Adjusted EBITDA (2) was $59.6 million for the quarter versus $63.1 million in the prior year quarter.

Pre-tax income for the quarter was $4.6 million compared to $3.1 million in the comparable period of 2004(1). Pre-tax income for the 2005 fourth quarter included the following:

    o $19.2 million write-off of deferred financing costs associated with the early repayment of the senior unsecured credit agreement;

    o $5.4 million benefit due to the recognition of excess accrued interest expense resulting from the repayment of the senior unsecured credit agreement prior to its maturity;

    o $3.4 million of non-cash compensation expense related to the vesting of stock options granted to certain employees pursuant to the 2005 Management Omnibus Incentive Plan; and

    o   $3.5 million of unrealized gains on interest rate swaps.

Excluding the items mentioned above, pre-tax adjusted income before taxes income for the fourth quarter 2005 would have been $18.3 million (see Non-GAAP Reconciliation Table for Adjusted Income before Income Taxes on Page 12).

Net income for the fourth quarter was $1.7 million, versus $2.1 million in the prior year fourth quarter (1). Excluding the after-tax effect of the items mentioned in the previous paragraph, net income for the fourth quarter of 2005 would have been $11.7 million (see Non-GAAP Reconciliation Table for Adjusted Net Income on Page 12).

"The fourth quarter capped an historic year for TAL," commented Brian M. Sondey, President and CEO of TAL. "We made great strides this year in strengthening our capital structure and lowering our interest expense, particularly as a result of the IPO we completed in October. We are also pleased with our operating performance in the fourth quarter. Our average utilization remained steady at 89.8% despite the fact that the fourth quarter typically represents the beginning of the slow season for our dry container product line. In addition, lower operating costs and favorable selling prices for used containers further contributed to the results for the quarter."

Total revenues for the year ended December 31, 2005 increased 1.8% to $318.5 million as compared to $313.0 million in 2004 (3).

Pre-tax income for the year ended December 31, 2005 was $17.1 million compared to $32.0 million for the same period last year (3). Pre-tax income for 2005 included the following:

    o $43.5 million write-off of deferred financing costs associated with the restructuring of our senior secured credit facility and the early repayment of the senior unsecured credit agreement;

    o $3.9 million of non-cash compensation expense relating to the vesting of stock options granted to certain employees pursuant to the 2005 Management Omnibus Incentive Plan; and

    o   $12.5 million of unrealized gains on interest rate swaps.

Excluding the items mentioned above, pre-tax income for the year ended December 31, 2005 would have been $52.0 million (see Non-GAAP Reconciliation Table for Adjusted Income before Income Taxes on Page 12). The interest expense for the full year 2005 reflects slightly less than three months of savings from our post-IPO capital structure.

Net income for the full year was $9.7 million, versus $20.4 million in the prior year (3). Excluding the after-tax effect of the items mentioned in the previous paragraph, net income for the year 2005 would have been $33.6 million (see Non-GAAP Reconciliation Table for Adjusted Net Income on Page 12).

Mr. Sondey added "Our market environment was generally favorable in 2005. Annual growth in containerized trade was over 10%, and our average container utilization, at 90.7%, was well within our targeted range. Strong selling prices for used containers and lower container operating expenses also contributed to our solid operating results. Our investment plans were constrained in the second half of 2005 as a result of a build-up of excess container inventories in China, although we believe this excess inventory is now largely resolved. Our 2005 financial performance included high levels of interest expense and preferred dividends in the periods prior to the IPO, as well as large write-offs of financing costs associated with the restructuring of our balance sheet. With that behind us, our financial results in future periods should more clearly reflect the performance of our operations."

CASH GENERATION

EBITDA(2) for the twelve month period ended December 31, 2005 increased 20.1% to $248.1 million versus $206.6 million for the prior year. Adjusted EBITDA (2) for 2005 was $244.4 million compared to $236.3 million for last year. In addition to EBITDA, the Company also tracks an alternative measure of cash flow. This measure is calculated as EBITDA less cash interest expense and replacement capital spending plus proceeds from the sale of used containers. Replacement capital spending is the amount of annual investment required to replace older containers sold from the fleet. This analysis provides an indication of the amount of cash that the Company can generate on a sustainable basis assuming the Company's operating performance (container utilization, leasing rates, used container sale prices, and other factors) remains constant. Post-IPO interest expense is currently estimated to be approximately $50 million on an annual basis and replacement capital spending, net of disposal proceeds, is currently estimated to be approximately $90 million on an annual basis.

The Company's Board of Directors has authorized a stock buyback program for the repurchase of up to 1.5 million shares of the Company's common stock. Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as a committee of the Board deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FINANCING ACTIVITIES

The Company completed its IPO on October 17, 2005. TAL generated proceeds of $189.2 million, net of underwriting discounts, commissions and other offering expenses, from the sale of 11.5 million common shares at $18.00 per share. TAL now has approximately 32.9 million common shares issued and outstanding. The Company used the proceeds from its IPO, along with additional borrowings under existing debt facilities and available cash, to repay the entire outstanding principal balance of $275.0 million and interest of $13.0 million on its senior unsecured credit agreement.

INVESTORS' WEBCAST

TAL will hold a Webcast at 9 a.m. (New York time) on Tuesday, March 14th to discuss its fiscal fourth quarter and twelve month results. An archive of the Webcast will be available one hour after the live call through Friday, March 24, 2006. To access the live Webcast or archive, please visit the Company's Web site at http://www.talinternational.com.

ABOUT TAL INTERNATIONAL GROUP, INC.

TAL is one of the world's largest lessors of intermodal freight containers with 19 offices in 12 countries and approximately 194 third party container depot facilities in 42 countries. The Company's global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers. TAL's fleet consists of approximately 614,000 containers representing approximately 988,000 twenty-foot equivalent units (TEU). This places TAL among the world's largest independent lessors of intermodal containers as measured by fleet size.

CONTACT

Jeffrey Casucci
Vice President
Treasury and Investor Relations
(914) 697-2900

(1) Includes Predecessor results for the one month ended October 31, 2004 and Successor results for the two months ended December 31, 2004.

(2) EBITDA and Adjusted EBITDA are non-GAAP measurements we believe are useful in evaluating our operating and liquidity performance. The Company's definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

(3) Includes Predecessor results for the ten months ended October 31, 2004 and Successor results for the two months ended December 31, 2004.

IMPORTANT CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release regarding TAL International Group, Inc.'s business that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Registration Statement on Form S-1, File Number 333-126317, filed with the Securities and Exchange Commission.

The Company's views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

                            -Financial Tables Follow-

The accompanying financial statements and tables present the consolidated financial statements of TAL International Group, Inc. ("Successor") for the periods subsequent to the November 4, 2004 Acquisition and the combined consolidated financial statements of Transamerica Maritime Container (the "Predecessor") for the period prior to the Acquisition.

The results from the combined three months ended and twelve months ended December 31, 2004 combine the results of the Predecessor and the Successor for each of the respective periods by mathematical addition and do not comply with generally accepted accounting principles.

                          TAL INTERNATIONAL GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                       2005           2004
                                                                                   ------------   ------------
ASSETS:
Cash and cash equivalents ......................................................   $     27,259   $     16,424
Accounts receivable, net of allowances of $820 and $225 ........................         31,738         35,014
Net investment in finance leases ...............................................         73,819         13,262
Leasing equipment, net of accumulated depreciation and allowances of
 $124,543 and $19,029 ..........................................................      1,036,363      1,103,423
Leasehold improvements and other fixed assets, net of accumulated
 depreciation and amortization of $1,312 and $566 ..............................          3,771          4,255
Equipment held for sale ........................................................         24,844         11,578
Goodwill .......................................................................         71,898         73,570
Deferred financing costs .......................................................          3,540         47,343
Other assets ...................................................................         26,304         14,770
                                                                                   ------------   ------------
     Total assets ..............................................................   $  1,299,536   $  1,319,639
                                                                                   ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit):
Accounts payable ...............................................................   $      7,524   $      4,580
Accrued expenses ...............................................................         30,063         38,795
Income taxes payable ...........................................................            116          1,557
Deferred income tax liability ..................................................          9,239          2,393
Debt:
   Asset securitization facility ...............................................        710,000              -
   Senior secured credit facility ..............................................        148,000        797,000
   Senior unsecured credit agreement ...........................................              -        275,000
   Capital lease obligations ...................................................         14,627              -
                                                                                   ------------   ------------
     Total liabilities .........................................................        919,569      1,119,325
Preferred stock, Series A 12.0% cumulative, subject to redemption, 210,000 shares authorized, none issued and 200,000 shares issued and
 outstanding, respectively .....................................................              -        203,738
Common stock, subject to redemption, none issued and 338,367 shares issued and
 outstanding, respectively .....................................................              -              3
STOCKHOLDER'S EQUITY (Deficit)
Preferred stock, $.001 par value, 500,000 shares authorized, none issued .......              -              -
Common stock, $.001 par value, 100,000,000 shares authorized, 32,882,208
 and 9,812,139 shares issued and outstanding, respectively .....................             33             10
Additional paid-in capital .....................................................        394,389             87
Accumulated deficit ............................................................        (13,737)        (3,541)
Accumulated other comprehensive (loss) income ..................................           (718)            17
                                                                                   ------------   ------------
   Total stockholders' equity (deficit) ........................................        379,967         (3,427)
                                                                                   ------------   ------------
     Total liabilities and stockholders' equity (deficit) ......................   $  1,299,536   $  1,319,639
                                                                                   ============   ============

                          TAL INTERNATIONAL GROUP, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                                                        SUCCESSOR      SUCCESSOR     PREDECESSOR      COMBINED
                                                                       ------------   ------------   ------------   ------------
                                                                       THREE MONTHS    TWO MONTHS     ONE MONTH     THREE MONTHS
                                                                          ENDED          ENDED          ENDED          ENDED
                                                                       DECEMBER 31,   DECEMBER 31,    OCTOBER 31,   DECEMBER 31,
                                                                           2005           2004           2004           2004
                                                                       ------------   ------------   ------------   ------------
REVENUES:

Leasing revenues, including income recognized on finance leases of .
   $2,031, $185, and $53, respectively .............................   $     70,322   $     48,365   $     24,574   $     72,939
Equipment trading revenue ..........................................          7,071          1,713            851          2,564
Management fee income ..............................................          1,504          1,071            526          1,597
Other revenues .....................................................            474            313           (264)            49
                                                                       ------------   ------------   ------------   ------------
        Total revenues .............................................         79,371         51,462         25,687         77,149
                                                                       ------------   ------------   ------------   ------------
EXPENSES:
Equipment trading expenses .........................................          5,970          1,361            540          1,901
Direct operating expenses ..........................................          6,479          4,372          2,693          7,065
Administrative expenses ............................................         12,309          6,419          3,192          9,611
Depreciation and amortization ......................................         27,062         19,769         11,974         31,743
Equipment rental expense ...........................................             20          1,140            125          1,265
Provision (reversal) for doubtful accounts .........................             (8)           225         (1,599)        (1,374)
Net (gain) loss on sale of leasing equipment .......................         (1,532)          (126)        (3,354)        (3,480)
Write-off of deferred financing costs ..............................         19,190              -              -              -
Interest and debt expense (a) ......................................          8,530         13,185          2,180         15,365
Unrealized (gain) on interest rate swaps ...........................         (3,524)        (2,432)             -         (2,432)
Management fees and other Parent Company charges ...................            280              -         14,391         14,391
                                                                       ------------   ------------   ------------   ------------
     Total expenses ................................................         74,776         43,913         30,142         74,055
                                                                       ------------   ------------   ------------   ------------
Income (loss) before income taxes ..................................          4,595          7,549         (4,455)         3,094

Income tax expense (benefit) .......................................          2,869          2,680         (1,636)         1,044
                                                                       ------------   ------------   ------------   ------------
     Net income (loss) .............................................          1,726          4,869   $     (2,819)  $      2,050
                                                                                                     ============   ============

Preferred stock dividends and accretion of preferred stock to
   redemption value ................................................         (1,141)        (8,410)
                                                                       ============   ============
     Net  income (loss) applicable to common stockholders ..........   $        585   $     (3,541)
                                                                       ============   ============

Net income/(loss) per common share: (b)
   Basic .........................................................     $       0.02   $      (0.35)
   Diluted .......................................................     $       0.02   $      (0.35)

Weighted average number of common shares outstanding:
   Basic .........................................................       28,938,202     10,150,506
   Diluted .......................................................       29,427,375     10,150,506

(a) Interest expense for the three months ended December 31, 2005 includes a benefit of $5.4 million related to excess accrued interest on the senior unsecured credit agreement which was fully paid upon the consummation of the IPO.

(b) No Predecessor income (loss) per share data has been presented as the Predecessor's results were consolidated with Transamerica Finance Corporation and AEGON N.V.

                          TAL INTERNATIONAL GROUP, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                                                         SUCCESSOR      SUCCESSOR     PREDECESSOR      COMBINED
                                                                       -------------   ------------   ------------   -------------
                                                                       TWELVE MONTHS    TWO MONTHS     TEN MONTHS    TWELVE MONTHS
                                                                           ENDED           ENDED          ENDED          ENDED
                                                                        DECEMBER 31,   DECEMBER 31,    OCTOBER 31,    DECEMBER 31,
                                                                           2005            2004           2004           2004
                                                                       -------------   ------------   ------------   -------------
REVENUES:

Leasing revenues, including income recognized on finance leases of
 $5,387, $185 and $208, respectively ...............................   $     285,406   $     48,365   $    242,963   $     291,328
Equipment trading revenue ..........................................          24,244          1,713          9,641          11,354
Management fee income ..............................................           6,482          1,071          6,046           7,117
Other revenues .....................................................           2,383            313          2,858           3,171
                                                                       -------------   ------------   ------------   -------------
        Total revenues .............................................         318,515         51,462        261,508         312,970
                                                                       -------------   ------------   ------------   -------------
EXPENSES:
Equipment trading expenses .........................................          19,227          1,361          7,044           8,405
Direct operating expenses ..........................................          26,907          4,372         23,043          27,415
Administrative expenses ............................................          40,671          6,419         29,014          35,433
Depreciation and amortization ......................................         115,138         19,769        119,449         139,218
Equipment rental expense ...........................................             299          1,140          4,342           5,482
Provision for doubtful accounts ....................................             559            225            300             525
Net (gain) loss on sale of leasing equipment .......................          (9,665)          (126)         3,325           3,199
Write-off of deferred financing costs ..............................          43,503              -              -               -
Interest and debt expense (a) ......................................          72,379         13,185         22,181          35,366
Unrealized (gain) on interest rate swaps ...........................         (12,499)        (2,432)             -          (2,432)
Management fees and other Parent Company charges ...................           4,878              -         28,360          28,360
                                                                       -------------   ------------   ------------   -------------
     Total expenses ................................................         301,397         43,913        237,058         280,971
                                                                       -------------   ------------   ------------   -------------
Income before income taxes .........................................          17,118          7,549         24,450          31,999
Income tax expense .................................................           7,446          2,680          8,926          11,606
                                                                       -------------   ------------   ------------   -------------
     Net income ....................................................           9,672          4,869   $     15,524   $      20,393
                                                                                                      ============   =============

Preferred stock dividends and accretion of preferred stock to
   redemption value ................................................         (19,868)        (8,410)
                                                                       -------------   -------------
     Net loss applicable to common stockholders ....................   $     (10,196)  $     (3,541)
                                                                       =============   =============

Net income/(loss) per common share: (b)
   Basic ...........................................................   $       (0.68)  $      (0.35)
   Diluted .........................................................   $       (0.68)  $      (0.35)

Weighted average number of common shares outstanding:
   Basic ...........................................................      14,912,942     10,150,506
   Diluted .........................................................      14,912,942     10,150,506

    (a) Interest expense for the year ended December 31, 2005 includes the benefit of $5.4 million related to excess accrued interest on the senior unsecured credit agreement which was fully paid upon the consummation of the IPO.

    (b) No Predecessor income (loss) per share data has been presented as the Predecessor's results were consolidated with Transamerica Finance Corporation and AEGON N.V.

                           NON-GAAP FINANCIAL MEASURES
                           ---------------------------

We use the terms "EBITDA", "Adjusted EBITDA", "Adjusted Income before Income Taxes", and "Adjusted Net Income" throughout this press release. EBITDA is defined as net income (loss) before interest and debt expense, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted EBITDA excludes unrealized (gain) on interest rate swaps, management fees and other parent company charges and certain equipment rental expenses for equipment previously on an operating lease that was subsequently acquired by us.

Adjusted Income before Income Taxes is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted Income before Income Taxes excludes the write-off of deferred financing costs, reversal of excess accrued interest expense, write-off of unearned stock compensation and unrealized (gain) on interest rate swaps. Adjusted Net Income is defined as Net Income further adjusted for each of these items, net of tax.

EBITDA, Adjusted EBITDA, Adjusted Income before Income Taxes, and Adjusted Net Income are not presentations made in accordance with GAAP, and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with GAAP, including net income (loss) or net cash from operating activities.

We believe that EBITDA, Adjusted EBITDA, Adjusted Income before Income Taxes, and Adjusted Net Income are useful to an investor in evaluating our operating performance because:

o these measures are widely used by securities analysts and investors to measure a company's operating performance without regard to items such as interest and debt expense, income tax expense and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

o these measures help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future (such as expenses related to our former parent's retention and incentive programs, the payment of management fees pursuant to management agreements which terminated upon the closing of our IPO on October 17, 2005 and certain equipment rental expenses related to containers that we purchased in 2004 and 2005 and, accordingly, no longer lease-in); and

o these measures are used by our management for various purposes, including as measures of operating performance to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of net income (loss), the most directly comparable GAAP measure, to EBITDA and EBITDA to Adjusted EBITDA in the tables below for the twelve and three months ended December 31, 2005 (Successor) and for the twelve and three months ended December 31, 2004 on a combined Successor and Predeccessor basis:

Additionally, we have provided reconciliations of income before income taxes and net income, the most directly comparable GAAP measures to Adjusted Income before Income Taxes and Adjusted Net Income in the tables below for the twelve and three months ended December 31, 2005 (Successor).

                          TAL INTERNATIONAL GROUP, INC.
       RECONCILIATIONS OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
                             (Dollars in thousands)

                                                SUCCESSOR     COMBINED (e)      SUCCESSOR      COMBINED (f)
                                              -------------   -------------   -------------   -------------
                                              TWELVE MONTHS   TWELVE MONTHS   THREE MONTHS    THREE MONTHS
                                                  ENDED           ENDED           ENDED           ENDED
                                               DECEMBER 31     DECEMBER 31     DECEMBER 31     DECEMBER 31
                                                  2005            2004            2005            2004
                                              -------------   -------------   -------------   -------------
Net income                                    $       9,672   $      20,393   $       1,726   $       2,050
   Add (subtract):
     Write-off of deferred financing
        costs                                        43,503               -          19,190               -
     Interest and debt expense                       72,379          35,366           8,530          15,365
     Income tax expense                               7,446          11,606           2,869           1,044
     Depreciation and amortization                  115,138         139,218          27,062          31,743
                                              -------------   -------------   -------------   -------------
EBITDA                                              248,138         206,583          59,377          50,202
   Add (subtract):
     Unrealized (gain)
         on interest rate swaps(a)                  (12,499)         (2,432)         (3,524)         (2,432)

     Management fees(b) and other Parent
        Company charges                               4,878          28,360             280          14,391
     Write-off of unearned
      compensation(c)                                 3,917               -           3,427               -
     Certain equipment rental expense(d)                  -           3,792               -             948
                                              -------------   -------------   -------------   -------------
Adjusted EBITDA                               $     244,434   $     236,303   $      59,560   $      63,109
                                              =============   =============   =============   =============

----------
     (a) Reflects the reversal of gain on mark-to-market accounting treatment of interest rate swap agreements.

     (b) Reflects the reversal of management fees payable pursuant to certain management agreements which terminated immediately prior to the consummation of our IPO. It also reflects the reversal of other parent company charges related to retention and incentive programs established by our former parent that were paid to certain of our employees. Certain of these payments were triggered by the sale of other businesses owned by our former parent.

     (c) Reflects the write-off of unearned compensation related to the vesting of stock options granted to certain employees in April 2005, which became fully vested upon completion of the IPO.

     (d) Reflects the reversal of certain equipment rental expense related to containers that we purchased in 2005. The ownership costs associated with these units are now included in depreciation and amortization.

     (e) Includes combined Predecessor results for the ten months ended October 31, 2004 and Successor results for the two months ended December 31, 2004. This mathematical combination does not comply with generally accepted accounting principles and is presented for analytical purposes only.

     (f) Includes combined Predecessor results for the one month ended October 31, 2004 and Successor results for the two months ended December 31, 2004. This mathematical combination does not comply with generally accepted accounting principles and is presented for analytical purposes only.

                          TAL INTERNATIONAL GROUP, INC.
  NON-GAAP RECONCILIATION OF ADJUSTED INCOME BEFORE INCOME TAXES AND NET INCOME
                             (Dollars in thousands)

                                                     TWELVE MONTHS   THREE MONTHS
                                                         ENDED           ENDED
                                                      DECEMBER 31     DECEMBER 31
                                                         2005            2005
                                                     -------------   -------------
Income Before Income Taxes                           $      17,118   $       4,595
   Add (subtract):
   --------------
Write-off of deferred financing  costs                      43,503          19,190
Excess accrued interest expense prior to maturity                -          (5,419)
Write-off of unearned compensation                           3,917           3,427
Unrealized (gain) on interest rate swaps                   (12,499)         (3,524)
                                                     -------------   -------------
Adjusted income before income taxes                  $      52,039   $      18,269
                                                     =============   =============

Net income (a)                                       $       9,672   $       1,726
   Add (subtract):
   --------------
Write-off of deferred financing  costs                      28,100          12,322
Excess accrued interest expense prior to maturity                -          (3,480)
Write-off of unearned compensation (b)                       3,917           3,427
Unrealized (gain) on interest rate swaps                    (8,073)         (2,263)
                                                     -------------   -------------
Adjusted net income                                  $      33,616   $      11,732
                                                     =============   =============

(a) All net income adjustments are reflected net of income taxes using the effective tax rate adjusted for the non-tax deductible write-off of unearned compensation for the respective periods.

(b)  Not a tax-deductible item.

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